Exhibit (p)

                       CERTIFICATE OF THE SOLE STOCKHOLDER
                        OF ENHANCED GOVERNMENT FUND, INC.

      Fund Asset Management, L.P. ("FAM"), the holder of 5,236 shares of common stock, par value $0.10 per share, of Enhanced Government Fund, Inc. (the "Fund"), a Maryland corporation, does hereby confirm to the Fund its representation that it purchased such shares for investment purposes, with no present intention of reselling any portion thereof.

                                              FUND ASSET MANAGEMENT, L.P.

                                              By: PRINCETON SERVICES, INC.,
                                                  General Partner

                                              By:   /s/  Alice A. Pellegrino
                                                  ------------------------------
                                                  Name:  Alice A. Pellegrino
                                                  Title: Secretary

Dated: October 14, 2005